UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

INSPIRED ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

LETTER FROM THE EXECUTIVE CHAIRMAN

Dear Stockholders of Inspired Entertainment, Inc.:

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”) to be held on Tuesday, May 10, 2022 at 10:00 A.M., Eastern Time.

The Company has determined that it is in the best interests of our stockholders, board, and management to conduct the Annual Meeting as a “virtual meeting.”

Stockholders will not be able to attend the Annual Meeting in-person. Rather, stockholders may attend the Annual Meeting virtually by visiting the website listed below and following the instructions on that website.

Attending the Virtual Meeting:

In order to attend the virtual Annual Meeting, you must register in advance at www.cstproxy.com/inseinc/2022. Registration will start beginning Tuesday, May 3, 2022 at 10:00 A.M., Eastern Time. Your control number, which is printed on your proxy card, will be required in order to register. Those wishing to dial into the Annual Meeting can telephone 1-800-450-7155 (within the United States and Canada) or 1-857-999-9155 (outside of the United States and Canada; standard rates apply) and use Passcode: 7205853# beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting will only be able to attend in “listen only” mode and will not be able to vote at the Annual Meeting.

Details regarding voting and the business to be considered at the Annual Meeting can be found in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important. Whether or not you are able to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting.

Sincerely,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 11, 2022

INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Tuesday, May 10, 2022

To the Stockholders of Inspired Entertainment, Inc.:

You are hereby given notice of the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”), to be held on Tuesday, May 10, 2022, at 10:00 A.M., Eastern Time in virtual format via the internet at www.cstproxy.com/inseinc/2022. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card.

Beneficial holders that hold shares through a brokerage firm, bank, custodian or other nominee will need to contact such nominee to obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer (Phone: (917) 262-2373; E-mail: proxy@continentalstock.com) to have a control number generated.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal No. 1);

2.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2022 (Proposal No. 2); and

3.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on April 1, 2022 as the record date (the “Record Date”) for the determination of Company stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important, regardless of the number of shares you own. Please read the accompanying proxy statement and vote as promptly as possible to ensure your shares are represented at the Annual Meeting.

By Order of the Board,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 11, 2022

The accompanying proxy statement and other materials are being mailed beginning on or about April 13, 2022.

IMPORTANT INFORMATION

Unless the holders of a majority of the outstanding shares of common stock entitled to be voted at the Annual Meeting are present or represented by proxy, we will not have a quorum for the Annual Meeting and no business may be transacted. Therefore, we request that you promptly vote your shares by following the instructions on the enclosed proxy card or voting instruction form. We request you do this even if you plan to attend the Annual Meeting, in order to ensure that your shares will be represented if you are unable to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 10, 2022: The Proxy Statement and 2021 Annual Report on Form 10-K of the Company are available through the Investors link on our website at www.inseinc.com.

i

INSPIRED ENTERTAINMENT, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Inspired Entertainment, Inc. (the “Company,” “Inspired,” “we” or “us”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2022 at 10:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This proxy statement provides you with information regarding the proposals to be presented at the Annual Meeting so that you can make an informed voting decision.

What is included in these materials?

These materials include:

●	this proxy statement;

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022; and

●	a proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

How do I attend the Annual Meeting?

In order to attend the virtual Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote online, you must register in advance at www.cstproxy.com/inseinc/2022. Registration will start beginning Tuesday, May 3, 2022 at 10:00 A.M. Eastern Time. If your shares are held in your name (not in a “street account” through a brokerage firm or other nominee), enter the control number printed on your proxy card on the virtual meeting site and follow the instructions to register to attend the meeting. Prior to the start of the meeting you will need to log back into the meeting site using your control number.

If you are the beneficial owner of your shares (e.g., your shares are held in an account with a brokerage firm or other nominee) and wish to attend the virtual Annual Meeting, you must obtain a legal proxy by contacting your brokerage firm or other nominee that holds the shares and then obtain a control number for the meeting from Continental Stock Transfer & Trust Company (Phone: +1-917-262-2373; E-mail: proxy@continentalstock.com). Continental will ask you to provide a copy of your legal proxy and complete a brief form, following which you will receive an email that contains your control number and a link and instructions for attending the virtual meeting.

Stockholders wishing to dial into the Annual Meeting by telephone can call 1-800-450-7155 (within the United States and Canada) or +1-857-999-9155 (outside the United States and Canada; standard rates apply) and use the passcode 7205853# beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting will not be able to submit questions or to vote online during the Annual Meeting.

1

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect seven directors to serve on the Board until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified (Proposal No.1);

2.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2022 (Proposal No. 2); and

3.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can vote at the Annual Meeting?

Holders of record of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on April 1, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 26,884,782 shares of Common Stock issued and outstanding.

How does the Board recommend that I vote?

Our Board unanimously recommends a vote:

●	“FOR” the election of the director nominees named in this proxy statement; and

●	“FOR” the ratification of the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2022.

How many votes am I entitled to per share?

Each share of Common Stock entitles the record holder thereof to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials (including a proxy card) were sent directly to you by the transfer agent.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, custodian or other nominee holder, then you are the beneficial owner of shares held in “street name,” and the proxy materials (including voting instructions) were sent to you by or on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization as to how to vote your shares.

How do I vote?

Stockholder of Record. If you are a stockholder of record, you may submit your proxy over the Internet or by mail. Alternatively, you may vote your shares at the Annual Meeting if you attend the virtual meeting by following the instructions at www.cstproxy.com/inseinc/2022 (as described above, you will need to register in advance to attend the Annual Meeting). You will not be able to vote at the virtual meeting if you attend via telephone only. If you submit your vote by proxy, the individuals whose names are listed on the proxy card accompanying this proxy statement will act as your proxies and vote your shares as you direct. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (e.g., in a brokerage or other nominee account), please refer to the voting instruction form provided by your brokerage firm or other nominee for instructions on the voting methods they offer, which typically include Internet and telephone voting options. If you would like to vote at the virtual Annual Meeting instead of by proxy, you will need to obtain a “legal proxy” from your brokerage firm or other nominee and a control number from Continental Stock Transfer & Trust Company which can be requested by email at proxy@continentalstock.com once you have obtained a legal proxy, as discussed further above.

2

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same address may receive a single set of proxy materials unless we are provided with contrary instructions. This procedure reduces the volume of duplicate information distributed to any one household and helps reduce our printing costs, mailing costs, and other expenses. Under householding, stockholders continue to receive separate proxy cards but only one proxy statement and Annual Report. If you are a stockholder of record and would like another set of proxy materials or if you would like to request a change in your delivery preferences, please contact us as follows:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Attention: Company Secretary

+1 (646) 565-3861

Stockholders who are beneficial owners of shares held in street name should contact their brokerage firm, bank, custodian or other nominee holder to request information about householding or request additional copies of the proxy materials.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting by submitting a new proxy with a later date. Stockholders of record may also revoke their proxy by virtually attending the Annual Meeting and voting or by sending written notice of revocation to the Company Secretary at 250 West 57th Street, Suite 415, New York, New York 10107. If you are a beneficial owner of shares held in street name, your brokerage firm, bank, custodian or other nominee can provide you with instructions on how to change your vote.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the Annual Meeting must be present or represented by proxy. “Broker non-votes” (described below) and “withhold” or “abstain” responses are included when determining the presence of a quorum.

What are Broker Non-Votes?

A broker non-vote occurs when a brokerage firm holding shares for a beneficial owner does not vote on a proposal because the brokerage firm has not received voting instructions from the owner and does not have discretionary voting authority on the matter. These matters are often referred to as “non-routine” matters. Only the proposal concerning ratification of the appointment of the Company’s independent auditor is a routine matter.

What are my voting choices?

In regard to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. In regard to the other proposal (ratification of the appointment of the Company’s independent auditor), you may vote “for,” “against,” or “abstain” on the proposal.

3

How many votes are required to approve each of the proposals?

In regard to the election of directors, assuming there is a quorum, directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Broker non-votes and “withhold” votes will have no effect on the election results.

Approval of the proposal to ratify the appointment of the Company’s independent auditor requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting. Your broker may vote your shares for this proposal if you do not provide voting instructions. Abstentions will have no effect on the result.

What happens if I sign, date and return my proxy card or voting instruction form, but do not indicate how to vote on the particular proposals?

If you duly sign, date and return the enclosed proxy card or voting instruction form but do not indicate how you wish to vote on the particular proposals, your proxy will follow the Board’s recommendations and vote in favor of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election. We will announce preliminary or final voting results at the Annual Meeting and we will publish final results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. These solicitation efforts may be supplemented by telephone, electronic and personal solicitations by officers, directors and employees of the Company, but no additional compensation will be paid to such individuals in connection with such activities.

Who can help answer my additional questions?

You can contact our Company Secretary with any additional questions you have, including questions about how to execute your vote, by calling +1 (646) 565-3861 or by sending a letter to our Company Secretary at the offices of the Company at 250 West 57th Street, Suite 415, New York, New York 10107.

4

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age *	Position
A. Lorne Weil	76	Executive Chairman of the Board of Directors
Michael R. Chambrello	64	Director
Ira H. Raphaelson	68	Director
Desirée G. Rogers	62	Director
Steven M. Saferin	73	Director
Katja Tautscher	50	Director
John M. Vandemore	48	Director
Brooks H. Pierce	60	President and Chief Operating Officer
Daniel B. Silvers	45	Executive Vice President and Chief Strategy Officer
Stewart F.B. Baker	39	Executive Vice President and Chief Financial Officer
Carys Damon	45	Executive Vice President, General Counsel and Corporate Secretary

*	As of April 8, 2022

A. Lorne Weil has served as our Executive Chairman since the consummation of the business combination that created the current Inspired Entertainment, Inc. in December 2016 (the “Business Combination”). Mr. Weil was the co-sponsor and founder of Inspired’s predecessor, Hydra Industries Acquisition Corp, and served as its Chairman and Chief Executive Officer since its formation in 2014. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Scientific Games Corporation is a supplier of technology-based products, systems and services to gaming markets worldwide. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation from 1992 to 2008 and from November 2010 to November 2013 and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company and is currently the Chairman of its successor entity, Tecnoglass Inc. Mr. Weil served as Executive Chairman of Leisure Acquisition Corp., a blank check company from September 2017 until it completed a business combination in June 2021. We believe Mr. Weil is well qualified to serve as a member of our Board due to his extensive business and leadership experience particularly in the gaming industry.

Michael R. Chambrello has been a director since January 2019. Mr. Chambrello is principal of Wickford Strategic Investment, LLC. Mr. Chambrello served as the Chief Executive Officer of North America Lottery for International Game Technology PLC from March 2015 until December 2017, where he was responsible for the development and delivery of all lottery technology solutions globally, the strategic development and management of the lottery business in the U.S. and Canada and the global instant ticket printing business. From July 2005 to December 2013, Mr. Chambrello served in various roles at Scientific Games Corporation, including Chief Operating Officer, President and Chief Executive Officer, and most recently as the Chief Executive Officer–Asia-Pacific Region. He served as President and CEO of Environmental Systems Products Holdings from November 2000 to June 2005 and as CEO of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc. from 1998 to 1999. He served in various roles at GTECH Holdings Corporation and its subsidiaries, most recently as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, from 1981 to 1998. Mr. Chambrello has served on the board of directors of various public and private companies, most recently as chairman of the board of directors of Meridian Lightweight Technologies. He has also served on the board of numerous not-for-profit organizations, and currently sits on the executive committees of the Petit Family Foundation and the Southern Connecticut State University Foundation. Mr. Chambrello earned a Bachelor of Science degree in Economics from Southern Connecticut State University. We believe Mr. Chambrello is well qualified to serve as a member of our Board due to his extensive business experience including vast operational experience with public companies in the gaming industry.

5

Ira H. Raphaelson has been a director since the Business Combination in December 2016. Mr. Raphaelson is Senior Counsel at the law firm of White & Case LLP, in Washington, D.C and Chicago, Illinois. Mr. Raphaelson has also been an adjunct professor of law at Northwestern University’s Pritzker School of Law since September 2017. Mr. Raphaelson served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and as the company’s Secretary from January 2015 until August 2016. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime within the Department of Justice. Mr. Raphaelson earned an undergraduate degree and a law degree from Northwestern University. We believe Mr. Raphaelson is well-qualified to serve as a member of our Board due to his extensive legal and business experience, including his experience with public companies and advising with respect to legal compliance.

Desirée G. Rogers has been a director since August 2018. Ms. Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC, a cosmetics company with two separate brands, Fashion Fair and Black Opal specifically designed for the ethnic market. From August 2010 until May 2017, Ms. Rogers was the Chief Executive Officer of Johnson Publishing Company, LLC, a lifestyle company inspired by the African American experience, from August 2010 until May 2017. Since May 2013, Ms. Rogers has served as the Chair of the Chicago tourism bureau, Choose Chicago from 2013 until 2019. Ms. Rogers was the White House Social Secretary for President Obama from January 2009 to April 2010. She served as President of Social Networking for Allstate Financial, a business unit of the Allstate Corporation, from July 2008 to December 2008; as President of Peoples Gas and North Shore Gas, two utility companies owned by Peoples Energy Corporation (a public company acquired by Integrys Energy Group), from 2004 to July 2008; as Senior Vice President and Chief Marketing Officer and Vice President of Peoples Energy Corporation from 1997 to 2004; and as a Director of the Illinois Lottery from 1991 to 1997. In addition, Ms. Rogers served on the Board of Trustees of Equity Residential, a public real estate investment trust, from October 2003 to January 2009. She has also served on the board of Blue Cross Blue Shield, Pinnacle Entertainment, Inc. (until its merger with Penn National Gaming, Inc. in October 2018), Act II Global Acquisition Corp., Star Peak Corp. II and Star Peak Energy Transition Corp, and as the Vice Chairman of the Lincoln Park Zoo and the Museum of Science and Industry in Chicago, Illinois. She currently serves on the boards of Donors Choose, Northwestern Memorial Foundation, the Economic Club, the Commercial Club, World Business Chicago and on the board of Stagwell Partners. She has an undergraduate degree from Wellesley College and an M.B.A. from Harvard Business School. We believe Ms. Rogers is well qualified to serve as a member of our Board due to her extensive experience as a senior executive in the public and private sectors.

Steven M. Saferin has been a director since August 2018. Mr. Saferin is Managing Director of Entertainment and Sports Gaming Network, LLC, a gaming licensing consultancy firm he founded in 2019. Mr. Saferin previously founded Media Drop-In Productions (later named MDI Entertainment), a licensed lottery games and promotions business in 1986, where he served as President and Chief Executive Officer until 2003, when he sold the company to Scientific Games Corporation. Following the sale, Mr. Saferin continued to lead MDI as a division president and also assumed the position of Chief Creative Officer for Scientific Games in 2009 until his retirement in 2016. Prior to founding MDI, Mr. Saferin was the Director of Program Acquisitions at ESPN from 1982 to 1986 and served as a vice president with both Viacom Communications and Warner Amex Cable from 1978 to 1982. Mr. Saferin was an attorney for the Federal Communications Commission and for Viacom International Inc. between 1974 and 1978. He has a journalism degree from American University and was a sportswriter at the Washington Post. Mr. Saferin endowed the Sports Communication Program at American University. He holds a law degree from the University of Maryland. He has been recognized by the Lottery Hall of Fame for innovations in lottery advertising and the invention and implementation of licensed games in the lottery industry. We believe Mr. Saferin is well qualified to serve as a member of our Board due to his extensive experience in business, brand marketing and as a lottery products innovator.

6

Katja Tautscher has been a director since February 2021. Ms. Tautscher is the Chief Legal and Compliance Officer of Borealis AG, one of the world’s leading providers of advanced and circular polyolefin solutions and a European market leader in base chemicals, fertilizers and the mechanical recycling of plastics. Ms. Tautscher joined Borealis AG in 2008 as General Counsel and served as Chief Legal and Procurement Officer to the Borealis Group, where she, next to her responsibilities to oversee all legal activities of the group, was also accountable for the cost efficient sourcing of all technical goods and services, raw materials and business services for the entire group, from 2014 to 2020. Prior to joining Borealis AG, Ms. Tautscher worked as Assistant General Counsel to Scientific Games Inc, a global leader in the gaming and lottery industries, from 2006. In this capacity, she conducted EU gaming regulatory work and was supervising UK legal operations. Before that, Ms. Tautscher worked as an associate and partner in Austrian and European magic circle law firms focusing on regulatory topics, including gaming and betting laws as well as competition and antitrust matters. Ms. Tautscher was previously a supervisory board member of Borealis Agrolinz Melamine GmbH. Ms. Tautscher currently serves as director of Borouge Pte, a privately held Singapore-based joint venture between Borealis AG and ADNOC, as Chairwoman of Borealis’ insurance captive and Borealis Insurance AS. She is a member of the audit committee of Borouge ADP, Abu Dhabi, and Borouge Pte, Singapore. Ms. Tautscher has a legal degree from the University of Vienna, Austria, and holds an LL.M. from London School of Economics and an M.B.A from INSEAD. She is admitted to the bar of Austria and is a solicitor of England and Wales. We believe that Ms. Tautscher is well qualified to serve as a member of the Board of Directors because of her extensive European legal and business experience, including her prior experience in the gaming industry.

John M. Vandemore has been a director since the Business Combination in December 2016. Mr. Vandemore has served as Chief Financial Officer of Skechers, a globally branded casual footwear design and marketing company, since November 2017. Previously, he served as Executive Vice President, Divisional Chief Financial Officer of Mattel, from September 2015 until October 2017. Prior to that, he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to that, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Vandemore is well qualified to serve as a member of our Board due to his extensive financial, accounting and business experience, including his experience as a chief financial officer.

Brooks H. Pierce has been our President and Chief Operating Officer since May 2018 and is a member of our Office of the Executive Chairman. Mr. Pierce joined the Company as Senior Vice President, North America, in April 2018 and previously held the position of Chief Executive Officer of BHP Consulting Group, LLC, a sales, marketing and leadership consulting firm that provided consulting services to the Company from May 2017 through March 2018. From 2015 to 2017, Mr. Pierce was Managing Director of the Americas for Aristocrat Technologies, Inc. He was Chief Revenue Officer for the gaming division of Scientific Games Corporation from 2012 to 2015 and held various other roles within Scientific Games from 1991 to 2010, including Senior Vice President of Marketing and President of Scientific Games Racing. From 2010 to 2012, Mr. Pierce was the President and Chief Business Development Officer of Sportech PLC, a U.K.-based gaming equipment and systems supplier. He is currently a Member of the Advisory Board of Leading Edge Ventures, a Wilmington, Delaware-based venture capital fund, as well as an Advisory Board Member of the Horn Entrepreneurial Program at the University of Delaware. He received his BA from the University of Delaware and is a graduate of the Columbia Business School Senior Executive Program.

Daniel B. Silvers has been our Executive Vice President and Chief Strategy Officer since the Business Combination in December 2016 and is a member of our Office of the Executive Chairman. Mr. Silvers is also the managing member of Matthews Lane Capital Partners LLC, an investment firm he founded in June 2015. Mr. Silvers also serves as a director of Avid Technology, Inc. He served as Chief Executive Officer and a director of Leisure Acquisition Corp. From 2017 until it completed a business combination in June 2021. Mr. Silvers also previously served on the boards of directors of International Game Technology, Universal Health Services, Inc., Forestar Group Inc., bwin.party digital entertainment plc, Pico Holdings, Inc., Ashford Hospitality Prime, Inc. and India Hospitality Corp., as well as serving as President of Western Liberty Bancorp, an acquisition-oriented company which bought and recapitalized Service1st Bank of Nevada, a community bank in Las Vegas, Nevada. In 2015, Mr. Silvers was featured in the National Association of Corporate Directors’ “A New Generation of Board Leadership: Directors Under Age 40” list of emerging corporate directors. Prior to founding Matthews Lane in 2015, Mr. Silvers was the President of SpringOwl Asset Management LLC, having joined a predecessor entity in 2009. Previously, Mr. Silvers was a Vice President at Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. Prior to joining Fortress, he was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns and Co. Inc., where he worked from 1999 to 2005. Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

7

Stewart F.B. Baker has been our Executive Vice President and Chief Financial Officer since January 2017 and is a member of our Office of the Executive Chairman. Mr. Baker previously served as Director of Finance for Inspired Gaming Group from October 2015 to January 2017 and as Group Financial Controller from September 2014 to October 2015. From 2009 to 2014, Mr. Baker was employed by Experian plc, a leading global information services company, serving in various positions, including Divisional Financial Controller. Mr. Baker previously worked as a Chartered Accountant at Deloitte LLP. Mr. Baker holds a BSc in Economics from the University of Sheffield (U.K.), where he was awarded the Knoop Prize. In 2019, Mr. Baker was included in The Innovation Group’s Emerging Leaders of Gaming 40 Under 40.

Carys Damon has been our General Counsel and Corporate Secretary since September 2017, Executive Vice President since 2021 and is a member of our Office of the Executive Chairman. Prior to being appointed General Counsel in 2017, Ms. Damon served as Assistant General Counsel from 2015 to 2017 and as Legal Counsel from 2012 to 2015. Prior to joining Inspired, from 2003 to 2012, Ms. Damon held the role of Senior Associate at Marriott Harrison LLP in the Media & Technology Department advising clients predominantly in the music, film and television industries on a host of commercial and intellectual property matters, both contentious and non-contentious. Ms. Damon is a Solicitor of the Supreme Court of England and Wales and a member of the New York State Bar. As General Counsel Ms. Damon is responsible for Inspired’s legal and compliance functions.

Board of Directors

The Board is comprised of seven directors, each of whom is a nominee for election at the Annual Meeting. During the fiscal year ended December 31, 2021, the Board met seven times and all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served. We do not have a policy regarding director attendance at annual meetings, but encourage directors to attend if possible. All of the directors then serving on the Board attended our 2021 virtual annual meeting of stockholders.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our non-employee directors (Messrs. Chambrello, Raphaelson, Saferin, and Vandemore and Mses. Rogers and Tautscher) is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

Lead Independent Director. Mr. Chambrello serves as the Board’s Lead Independent Director, a position he assumed in February 2022. Mr. Raphaelson previously held the role of Lead Independent Director.

Committees of the Board. The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating, Governance and Compliance Committee. Each of the committees is comprised solely of independent directors and reports to the Board.

Audit Committee

The current members of our Audit Committee are Messrs. Vandemore, Chambrello, and Raphaelson. Mr. Vandemore serves as chairman of the Audit Committee. All members are independent under applicable NASDAQ and SEC rules.

8

Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Vandemore qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, available on our website, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to our entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee held seven meetings during 2021.

Compensation Committee

The current members of our Compensation Committee are Messrs. Saferin, Chambrello and Raphaelson. Mr. Saferin is the chairman of the Compensation Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Compensation Committee charter, available on our website, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving the compensation of the Company’s executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our equity-based remuneration plans;

●	assisting management in complying with our SEC filings and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

9

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Compensation Committee held five meetings during 2021 and also held five conference calls in between meetings of the Compensation Committee.

Nominating, Governance and Compliance Committee

The current members of our Nominating, Governance and Compliance Committee are Messrs. Raphaelson and Saferin and Mses. Rogers and Tautscher. Mr. Raphaelson is the chairman of the Nominating, Governance and Compliance Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Nominating, Governance and Compliance Committee charter, available on our website, which details the principal functions of the Nominating, Governance and Compliance Committee, including:

●	reviewing and making recommendations to the Board annually with respect to the composition, size and needs of the Board;

●	developing a pool of potential director candidates in the event of a vacancy on the Board;

●	reviewing stockholder nominations for candidates to the Board, if any, and any stockholder proposals affecting corporate governance, and making recommendations to the Board accordingly;

●	reviewing the size, structure and composition of each committee of the Board and presenting recommendations to the Board for committee membership annually and to fill vacancies as needed;

●	evaluating and recommending termination of membership of individual directors in accordance with the Company’s bylaws, for cause or for other appropriate reasons;

●	in conjunction with the President and Chief Executive Officer, reviewing planning for the succession to the position of Chairman of the Board and President and Chief Executive Officer and other senior management positions;

●	periodically reviewing overall corporate governance principles, procedures and practices of the Company and making recommendations to the Board as appropriate;

●	evaluating and monitoring the Company’s policies and procedures for the use of third party contractors and customer acquisition; and

●	monitoring compliance by the Company with its policies, including but not limited to the Company’s Whistle Blowing Policy, Insider Trading Policy, Code of Ethics, Anti-Corruption and Bribery Policy, and guidelines regarding conflicts of interest.

The Nominating, Governance and Compliance Committee held six meetings during 2021.

10

Consideration of Director Candidates

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating, Governance and Compliance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, as well as gender, race, geographical and background diversity, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating, Governance and Compliance Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, the Board continues to proactively seek to add to the diversity of its members. It is our goal to have a balanced Board, with members whose skills, background and experience are complementary and, together, cover a variety of areas that affect our business. The Board is continuing to prioritize its diversity and has two female Board members.

As discussed above, the Board seeks diverse candidates, taking into account diversity in all respects, including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business, when evaluating potential nominees. The chart below illustrates the composition of our Board nominees by gender and racial diversity:

BOARD DIVERSITY MATRIX AS OF April 11, 2022
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part 1: Gender Identity
Directors	2	5	-	-
Part 2: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics	-

Procedures for Consideration

The Nominating, Governance and Compliance Committee initially evaluates a prospective nominee on the basis of their resume and other background information that has been made available. A member of the Nominating, Governance and Compliance Committee will contact for further review those candidates who the committee believes are qualified, may fulfill a specific Board need and would otherwise make a strong contribution to the Board. If, after discussions with the candidate and other reviews and consideration as may be necessary or appropriate, the Nominating, Governance and Compliance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board, which ultimately determines each slate of director nominees to be proposed to stockholders and ultimately determines when and how to fill vacant Board seats between stockholder elections.

11

Candidates Recommended by Stockholders

The policy of our Nominating, Governance and Compliance Committee is to consider recommendations for candidates for director nominees that are properly submitted by stockholders. Any stockholder recommendations for consideration by the Nominating, Governance and Compliance Committee should include the candidate’s name; biographical information; business and residence addresses; resume; information regarding any relationships between the candidate and the Company within the last three years; a description of all arrangements between the candidate and the recommending stockholder and any other person by which the candidate is being recommended; a written indication of the candidate’s willingness to serve on the Board; any other information required to be provided under the section of this document entitled “Other Matters – Stockholder Proposals”, the Company’s bylaws and applicable securities laws and regulations; and a written indication of willingness to provide such other information as the Nominating, Governance and Compliance Committee may reasonably request. The Nominating, Governance and Compliance Committee suggests that any stockholder recommendations address, among other matters, how the candidate would qualify for service as a director based on the following criteria in particular: independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills. There are no differences in the manner in which the Nominating, Governance and Compliance Committee evaluates candidates for director recommended by a stockholder, and other director candidates. The Nominating, Governance and Compliance Committee identifies candidates for future Board openings on an ongoing basis in the ordinary course of its business, and any candidates recommended by stockholders would be considered in addition to other candidates known to the Nominating, Governance and Compliance Committee.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board or with a specific director at any time by writing to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Company Secretary, or calling +1 (646) 565-3861. We review all messages received and forward messages that reasonably appear to be communications from a stockholder intended to be made to one or more directors about a matter of stockholder interest. Such messages are forwarded as soon as practicable to the particular director to whom they are addressed or, if not so addressed, to the Chairman of the Nominating, Governance and Compliance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to directors.

Environmental, Social and Governance (“ESG”) Principles

The Company believes that environmental and social responsibility as well as human capital management (including diversity) and corporate governance are important policy considerations that are in the interest of our stockholders, as reflected in our Code of Conduct and related policies. The Company reports to the Nominating, Governance and Compliance Committee on all ESG-related matters.

Environmental—the Company is committed to operating in an environmentally responsible manner to reduce its impact on climate change, conserve natural resources and comply with environmental regulations. It does this by:

(i)	Reducing its consumption of resources, including non-renewable energy, water and other consumables
(ii)	Minimizing its carbon impact, including by reassessing business travel
(iii)	Maximizing energy efficiency at its facilities and in its supply chain
(iv)	Partnering with vendors and others to recycle and reuse the industrial materials used in the manufacture of its products, including cardboard, electronics, pallets, barriers, packing materials and metals; consumer paper, plastics and aluminum; and component parts and electronic machines

Social—the Company is committed to being a socially responsible employer, which includes fostering an environment of diversity and inclusion across its business, empowering women and minorities and operating ethically. It does this by:

(i)	Creating and sustaining a corporate culture that fosters a positive work environment and work force that represents the diversity of the communities in which we operate globally
(ii)	Investing in programs and implementing standards and talent strategies to promote ethical business conduct, employee health and safety, diversity and inclusion, employee development and engagement, and responsible gaming

12

(iii)	Recognizing and rewarding great performance through programs such as continuous performance appraisals and “Inspiration Awards”
(iv)	Providing a work environment that promotes our people’s safety, health and wellbeing, and continually adding to employee wellbeing initiatives
(v)	Taking steps to reduce our gender pay gap and encourage female representation at senior management level

Governance—the Company is committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments. It does this by:

(i)	Improving board member diversity. We now have two female Directors out of seven
(ii)	Having six independent directors out of seven, a lead independent director and entirely independent committees
(iii)	Having stock ownership guidelines for directors and officers
(iv)	Having annual board and committee self-evaluations and annual evaluations of the Office of the Executive Chairman and having regular executive sessions of independent directors
(v)	Implementing policies to combat unethical business conduct and asking suppliers to comply with our Code of Ethics, and maintaining a Whistleblowing Policy that protects employees who raise concerns
(vi)	Implementing policies and standards for responsible and ethical business practices, including an ISO 9001 compliant Control of External Providers’ policy, an Anti-Corruption & Bribery Policy, an Insider Trading Policy, a Conflict of Interest Policy, and an ISO 27001 compliant Information Security Management System

This is also part of a shared philosophy by the Compensation Committee, which drives the effort to refine and improve alignment of management and stockholder interest.

Audit Committee Report*

The Audit Committee meets regularly with the Company’s management and its independent registered public accounting firm to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly with the Company’s independent registered public accounting firm alone to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm and periodically reviews their performance and independence.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with management, and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee reviewed the written disclosures and letter from our independent registered public accounting firm required by the rules of the PCAOB, and discussed the independence of the independent registered public accounting firm under applicable PCAOB and SEC requirements. Based upon such reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for such year, for filing with the SEC.

Respectfully submitted,

Audit Committee of the Board of Directors

/s/ John M. Vandemore, Chairman

/s/ Michael R. Chambrello

/s/ Ira H. Raphaelson

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our Audit Committee, Compensation Committee and Nominating, Governance and Compliance Committee charters are available on our website at www.inseinc.com. Amendments to, or waivers for any of our principal executive officers from the requirements of, our Code of Ethics, if any, will be disclosed on our website at www.inseinc.com or in our reports filed with the SEC.

Insider Trading Policy

Under our insider trading policy, all employees (including officers) and members of the Board are prohibited from purchasing shares on margin, from engaging in short sales, and from buying or selling puts, calls or other derivatives in respect of our securities. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect the individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All hedging transactions must be pre-cleared pursuant to our insider trading policy.

13

EXECUTIVE COMPENSATION

Executive Compensation Oversight and Objectives

Our executive compensation program is overseen by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee has developed the following goals for our executive compensation program:

●	to attract and retain key executive talent by providing competitive compensation;

●	to reward executive officers based upon the achievement of Company performance goals and individual performance goals; and

●	to align the interests of executive officers with those of our stockholders.

As reflected in the Company’s quarterly financial disclosures and Annual Report on Form 10-K, management steered the Company through another year that continued to be affected by COVID-19. From mid-December 2020 to mid-April 2021, all retail venues were once again closed due to Government-mandated shutdowns. Full restrictions did not fall away in the United Kingdom until July 2021 and there remains an element of social distancing in venues in Greece and in Italy.

The Compensation Committee continued to support management in their focus on keeping the business viable throughout 2021, including:

●	one period of employee furloughs involving as much as 80% of the Company’s employees;
●	reinstating pay reductions for employees and directors, who were not furloughed for the first five months of the year;
●	delaying and then later reducing the 2021 LTIP opportunity for management;
●	delaying the adoption of the 2021 STIP in order to have the benefit of the Q1 and partial Q2 results before adopting performance criteria;
●	completing executive contract reviews for three members of the Office of the Executive Chairman to align tenure through to December 2024;
●	reworking the employment agreement of the Executive Chairman before and after the 2021 Annual Meeting to align with changes in market conditions and further align with shareholder interest; and
●	reworking Non-Employee Director compensation to align with shareholder interests by increasing equity payments to be closer to the peer group but no change to board base cash retainer.

14

Compensation Consultant

The Compensation Committee retained FW Cook as its independent compensation consultant in July 2019. Representatives of FW Cook regularly attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee outside of meetings. FW Cook reports directly to the Compensation Committee and the Compensation Committee oversees the fees paid for its services. FW Cook provides the Compensation Committee with independent and objective guidance on a variety of matters related to our executive and director compensation programs and general compensation and benefits matters. FW Cook does not provide any consulting services to the Company beyond its role as a consultant to the Compensation Committee. The Compensation Committee conducts an assessment of the independence of its compensation consultant annually, pursuant to SEC rules and, following its most recent assessment, concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.  During 2021, FW Cook provided the following services to the Compensation Committee (1) assisted the committee in redesigning and updating the proposed 2021 LTIP program and share request set forth for shareholder consideration in the proxy statement for the 2021 annual meeting of stockholders; (2) prepared a compensation risk assessment; (3) assisted with benchmarking compensation for new employment arrangements with Ms. Damon and Mr. Baker; (4) reviewed the company’s short term incentive plan for 2021; (5) advised the Compensation Committee regarding directors’ compensation; and (6) assisting with amending the deferred settlement provisions for directors RSUs.

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs are not reasonably likely to have a material adverse effect on the Company. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee as well as with an independent compensation consultant. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting executive compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. Both in reliance on its independent compensation consultant’s report and on its own judgments, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Named Executive Officers

The named executive officers for 2021 were as follows:

Named Executive Officer	Position
A. Lorne Weil	Executive Chairman
Brooks H. Pierce	President and Chief Operating Officer
Stewart F.B. Baker	Executive Vice President and Chief Financial Officer

Executive Compensation Elements

The principal elements of the compensation program for our named executive officers consist of:

●	base salary;

●	short-term cash bonus awards;

●	long-term equity awards;

●	personal benefits; and

●	termination and change in control provisions.

15

Base Salary

Base salary levels are reviewed by the Compensation Committee on an annual basis and as circumstances warrant. In determining base salary levels, the Compensation Committee considers market competitive information, internal pay equity, individual responsibilities and performance assessments.

Temporary Salary Reduction Letters (COVID-19 mitigation)

As part of the Company’s efforts to manage its cash flow by reason of the business effects of the COVID-19 pandemic, each of the named executive officers and other members of the Office of the Executive Chairman (“OEC”) and other personnel of the Company consented to a temporary reduction in base salary calculated on a percentage basis on each of the tiered stacks of the executive’s salary ranging from 0% for the portion under £25,000 (approximately $30,623) to 33.3% for the portion over £300,000 (approximately $367,469). Such reductions were lifted at the end of May 2021. The percentage reductions, and the temporary reduced base salaries, were, as follows for the named executive officers:

Lorne Weil (Executive Chairman): 25%

Brooks Pierce (President and Chief Operating Officer): 21%

Stewart Baker (Executive Vice President and Chief Financial Officer): 16%

Each of the above persons entered into a letter agreement with the Company with respect to the reduction of their base salaries. Other than for approximately five weeks (October 2020 and a portion of November 2020), the salary reductions were in place from April 1, 2020 through May 31, 2021.

Short-Term Cash Bonus Awards

As part of a short-term incentive plan (“STIP”) adopted by the Compensation Committee, the named executive officers were eligible to receive performance-based cash bonuses for 2021 based on a formula that involved attainment of the Company’s financial performance metrics. The target bonus opportunity for Messrs. Pierce and Baker for 2021 was equal to 100% of their base salaries (which for Mr. Baker was calculated at 6 months of his salary in 2021 and 6 months at his increased salary that was effective from January 2022) and the target bonus opportunity for Mr. Weil for 2021 was equal to 120% of his base salary. There was no opportunity for the executives to earn above target for 2021.

With respect to the 2021 STIP, in February 2021, the Compensation Committee was mindful of the fact that the duration of government-imposed business and travel restrictions makes meaningful budgeting on a monthly let alone quarterly or annual basis to be impractical but was of the view that some objective financial metrics are in the best interest of the shareholders. The Compensation Committee resolved that it would exercise its discretion in awarding a 2021 STIP, taking into account factors to be determined, based on market conditions at the next scheduled Board meeting.

In June 2021, the Compensation Committee adopted the revised STIP, which reserved both positive and negative discretion in making any awards. The Compensation Committee then set the 2021 STIP target at $36M in EBITDA, after considering, among other things, available actuals for Q1 and portions of Q2, the gradual but uncertain ramp up for Q3, and the historic variabilities in Q4. The target represented a 20% increase over 2020 annual EBITDA and 50% increase for Q3-4 above 2020.

16

The Compensation Committee completed its oversight of the 2021 bonus plan working up to and through its regular February 9, 2022 meeting. The budgets adopted for 2021 had been the result of the exigent circumstances arising from government-imposed pandemic-closures and other restrictions, coupled with a genuine interest in maintaining the services of the executive team during this critical period for the industry. For those 2021 budgets, the Compensation Committee adopted a cap on the STIP as an austerity measure. In evaluating the Company’s 2021 performance during the February 2022 meeting cycle and notwithstanding the executive team and employees’ extraordinary efforts at growing the business, retiring warrants, refinancing, and completing transactions, all of which helped produce EBITDA at 177% of budget in a year including pandemic restrictions affecting the business, there was no opportunity for maximum bonuses under the STIP. The Compensation Committee determined to award bonuses under the STIP to the named executive officers and all bonus-eligible employees in amounts equal to 100% of their target award eligibility based on the level of attainment of the Company financial performance metrics (as measured by EBITDA).

In adopting the budget and bonus regimes for 2022, the Compensation Committee determined, with the full support of the executive team, a second austerity budget, albeit with the potential for maximum STIP payout.

Long-Term Equity Awards

The Compensation Committee approved sign-on equity awards to Mr. Pierce in July 2021 in connection with the extension of the term of his employment agreement and to Mr. Baker in August 2021 as part of his new employment agreement, as described below.

In February 2021, the Compensation Committee and the Board determined to adopt a new LTIP, the Inspired Entertainment, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”), which was approved by our stockholders at the 2021 Annual Meeting.

In order to carefully manage the Company’s share usage, the Compensation Committee determined that, with respect to LTIP awards to be made as formula awards for fiscal 2021 under the 2021 Plan, the Company would calculate the value of the stock at the higher of (i) the closing price based on twenty-day average preceding the grant date of an award or (ii) the twenty-day average preceding the previous year’s high price for our common stock, but in any event at a price no lower than $7.00. Additionally, until the Company’s average stock price exceeds $10.00 for a one-year period, the Compensation Committee determined that the maximum LTIP award opportunity would be 100% of target and the prior upside opportunity would be eliminated.

At the February 2021 meeting, the Compensation Committee resolved to award RSUs to management (having an aggregate award value equal to approximately 100% of base salary in the case of the named executive officers, subject to certain caps in the case of Mr. Weil), half of which will be time vested and half of which will have performance criteria (to be determined following approval of the 2021 Plan at the 2021 annual meeting of stockholders held in May 2021) with time vested shares vesting 1/3 each year beginning in year of grant; and performance shares vesting on December 31 of the third year after the grant, provided that such shares are earned by meeting the performance criteria set at the time of the grant for the initial year. In June 2021, the Compensation Committee set the LTIP performance metric at $36M in EBITDA, after considering, among other things, available actuals for Q1 and portions of Q2, the gradual but uncertain ramp up for Q3, and the historic variabilities in Q4. The target represented a 20% increase over 2020 annual EBITDA and 50% increase for Q3-4 above 2020.

The closing price based on the 20-day average preceding the February 9, 2022 meeting was $6.51 and the 20-day average preceding the previous year’s high price for stock was $5.92. Since neither share price was “higher” than the $7 floor established by the Compensation Committee, awards were priced at $7.

The Compensation Committee determined to award the LTIP performance metric for 2021 at 100% of their target award eligibility to the named executive officers and all bonus-eligible employees based on the level of attainment of the Company financial performance metrics (as measured by EBITDA). As set out above, the Compensation Committee resolved that the 100% cap will remain on the LTIP for 2022.

In adopting the budget and bonus regimes for 2022, the Compensation Committee determined, with the full support of the executive team, a second austerity budget retaining the 100% cap on the LTIP payout for 2022. The Compensation Committee believed that this approach aligned with shareholder interests, and both conserved the number of shares being used and allowed it to expand the number of participants as a mechanism for the retention of an especially skilled part of the labor pool. In doing so, the Compensation Committee considered the analysis and recommendation of an independent consultant engaged by management at the recommendation of the Compensation Committee’s independent compensation consultant, reviewed the LTIP programs of peer and industry group data that the consultant provided and agreed with management’s recommendation that the incentive was needed to help retain a third level of employees who, despite being in critical, technical roles, management determined, with the assistance of management’s compensation consultant, could be at risk of leaving in the rapidly evolving post-pandemic labor market.

17

Personal Benefits

The executive officers of the Company who are U.S.-based (Messrs. Weil, Pierce and Silvers) are offered life insurance and health insurance and participation in a 401(k) plan that provides matching contributions of up to 4% of compensation (subject to IRS annual maximums).

The executive officers of the Company who are U.K. based (Mr. Baker and Ms. Damon), receive U.K. market-related benefits including executive-tiered health insurance, life insurance and a defined contribution pension scheme carrying a 15% employer contribution. These executive officers previously also received car allowances which ceased under the terms of their new employment agreements on January 1, 2022. The amounts payable under this pension scheme were similarly reduced as part of the Company’s COVID-19 pandemic response.

Employment Agreements, including Termination and Change in Control Provisions

The employment service agreements entered into with our named executive officers establish the overall framework for each such officer’s compensation, including base salary and target and maximum bonus amounts. Amendments to each of the 2020 agreements with Mr. Pierce and Mr. Weil were entered into during 2021 as well as a new agreement being entered into with Mr. Baker.

Employment Agreement with A. Lorne Weil, Executive Chairman

On October 9, 2020, the Company entered into a new employment agreement with A. Lorne Weil, the Company’s Executive Chairman, which replaced his prior agreement. The agreement has a five-year term ending on December 31, 2024 with a mutual option for a sixth year.

Mr. Weil’s base salary rate of $750,000 per year was retained. Mr. Weil’s opportunity to earn an annual target bonus was increased from 100% to 120% of his annual salary and his maximum bonus opportunity was increased from 200% to 240% of his annual salary. Mr. Weil remains eligible to receive formula awards of RSUs under the Company’s LTIP program in amounts up to 75,000 RSUs for any fiscal year.

Mr. Weil’s employment agreement provides for special equity grants – he was awarded 100,000 RSUs under the 2018 Plan upon execution of the agreement (subject to a time-based service condition through June 30, 2021) and received an additional 750,000 RSUs (the “750,000 Sign-On RSUs”) under the 2021 Plan, subject to stockholder approval of the 2021 Plan which was obtained at the 2021 Annual Meeting.

Effective June 21, 2021, the Company entered into an amendment (the “Addendum”) to the employment agreement which modified the terms of the 750,000 Sign-On RSUs. The Addendum was entered into following the receipt of feedback from certain stockholders, and reflected a desire to further align Mr. Weil’s equity incentives with the interests of the Company’s stockholders by increasing the component of his awards that were tied to the Company’s stock price.

The Addendum provides that Mr. Weil agreed to convert his first tranche of Time Based RSUs (i.e., 85,000 RSUs that were scheduled to vest on December 31, 2022) and first tranche of Adjusted EBITDA Based RSUs (i.e., 62,500 RSUs that were subject to attainment of performance targets for 2021) to Stock Price Based RSUs (i.e., 147,500 RSUs having targets ranging from $15.00 to $20.00). The 750,000 Sign-On RSUs, as modified are as follows:

●

Time Based RSUs — 165,000 RSUs (reduced from 250,0000) that are scheduled to vest in two installments subject to Mr. Weil’s continued employment through the applicable vesting dates, 80,000 RSUs on December 31, 2023 and 85,000 RSUs on December 31, 2024.

18

●

Adjusted EBITDA Based RSUs — 187,500 RSUs (reduced from 250,000) that may be earned based on the Company’s achievement of EBITDA Targets (as defined) in increments of 62,500 RSUs for each of the calendar years from 2022 through 2024, such Targets to be consistent with the Company’s STIP, provided the proration of the award would begin upon achievement of 70% of the annual Target, as adjusted. For each year in which the Committee determines that the STIP Target has been exceeded, the excess EBITDA would be applied to the subsequent year in determining whether Mr. Weil has met the subsequent year’s EBITDA Target.

●	Stock Price Based RSUs – 397,500 RSUs (increased from 250,000) that may be earned by meeting certain stock price targets (as measured over a consecutive 45-day calendar period) as follows: 80,000 RSUs — $6.25 stock price target; 85,000 RSUs — $8.25 stock price target; 135,000 RSUs — $15.00 stock price target; 50,000 RSUs — $17.50 stock price target; and 47,500 RSUs — $20.00 stock price target. The stock price targets applicable to the first two increments were attained.

In the event the Company elects to terminate Mr. Weil’s employment without cause, or if Mr. Weil terminates his employment for good reason, Mr. Weil would receive his salary and target bonus amount through the earlier of (i) his contract termination date and (ii) eighteen months (or thirty months if the termination constituted a “change in control termination event” as defined), he would receive a prorated target bonus for the year of termination and his unvested equity awards (excluding the 750,000 special sign-on RSUs) would remain outstanding subject to potential vesting in accordance with the time, performance or other conditions applicable to the awards. With respect to the 750,000 Sign-On RSUs, if Mr. Weil’s employment terminates prior to the end of the agreement, the unvested portion would lapse in circumstances other than death, a “change in control termination event” or if the Company’s stock is no longer publicly traded, in which case, all or a portion of the outstanding balance would vest.

In addition, in accordance with the terms of Mr. Weil’s agreement, term life insurance coverage was obtained in December 2020 in order to provide Mr. Weil with a death in service benefit equal to four times his base salary, which is equivalent to the coverage offered to other executives of the Company under a group policy. The annual cost of the coverage to the Company is approximately $74,000.

Under the employment agreement, Mr. Weil will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of eighteen months after termination of his employment (or twelve months in the event of “change in control termination event”), as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Brooks H. Pierce, President and Chief Operating Officer

On February 17, 2020, the Company entered into a new employment agreement with Brooks H. Pierce, the Company’s President and Chief Operating Officer, which was amended on July 21, 2021. The Agreement, as amended, has a term of employment through December 31, 2024. The Compensation Committee approved the amendment to extend the term of Mr. Pierce’s employment in light of, among other things, Mr. Pierce’s strong leadership of the Company during the COVID-19 pandemic.

Mr. Pierce has a base salary rate of $525,000 (increased from $500,000 as of January 1, 2022). Mr. Pierce has the opportunity to earn an annual target bonus equal to 100% of his annual salary and an annual maximum bonus equal to 200% of his annual salary. Mr. Pierce is also eligible to receive incentive and equity-based compensation and any other benefits determined by the Compensation Committee, including participation in the Company’s long-term incentive plan available for senior executives.

19

Mr. Pierce’s agreement provided for him to receive a special sign-on equity grant of an aggregate of 200,000 RSUs (which was awarded on February 17, 2020), one-half in the form of time-based RSUs (vesting as to 75,000 on December 31, 2022 and 25,000 on December 31, 2023) and one-half in the form of performance-based RSUs (25,000 RSUs per year for the years 2020 through 2023, based on the Company’s achievement of annual adjusted EBITDA targets). He received an additional special sign-on grant in July 2021 in connection with the amendment to extend the term of his agreement, which covers an aggregate of 75,000 time-based RSUs that are scheduled to vest on December 31, 2024.

In the event the Company elects to terminate the agreement other than for cause, or if Mr. Pierce terminates the agreement for good reason, Mr. Pierce shall receive accrued benefits, a salary for 12 months and a prorated bonus for the year of termination (or 18 months in the event of a change in control transaction, plus 1.5 times target bonus), and his outstanding equity awards shall vest in accordance with the terms set forth in the agreement.

Under the employment agreement, Mr. Pierce will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of one year after termination of his employment, as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Stewart F.B. Baker, Executive Vice President and Chief Financial Officer

On August 3, 2021, Inspired Gaming (UK) Limited (“IG UK”), a subsidiary of the Company, entered into a new employment agreement with Mr. Baker which replaces his prior employment agreements. In determining to approve the agreement, the Compensation Committee took into account the following factors, among others: the Compensation Committee’s desire to align the employment arrangements of the members of the Office of the Executive Chairman (“OEC”) to the extent practicable, while taking into account the requirements of the various jurisdictions in which the members of the OEC reside; and Mr. Baker’s strong leadership and contributions to the management of the business of the Company and its subsidiaries through the unprecedented COVID-19 pandemic and government mandated shutdown of significant portions of the venues where the Company’s products are offered.

Under the terms of the employment agreement, commencing January 1, 2022, Mr. Baker’s annual base salary rate was increased to $380,000, with a target annual bonus of not less than 100%, and a maximum annual bonus of not more than 200%, of his base salary, subject to performance goals determined by the Compensation Committee. The annual bonus for Mr. Baker will be consistent with the Company’s short-term incentive plan and the award criteria applicable to other senior executives of the Company and its subsidiaries. Mr. Baker was awarded a sign-on equity grant of 75,000 time-based RSUs that are scheduled to vest on December 31, 2024. The annual car allowance that Mr. Baker previously received ceased on January 1, 2022.

Either party may terminate the agreement by giving the other party not less than twelve months’ written notice, provided that such notice, if given by IG UK, may not expire prior to December 31, 2024 and provided IG UK may in its discretion elect to terminate with immediate effect by paying the salary and other amounts contractually due in respect of the notice period. In addition, IG UK may terminate the agreement for cause and Mr. Baker may terminate his employment agreement for good reason, in each case as more particularly described in the agreement.

In the event of the termination of Mr. Baker’s employment without cause by IG UK or if Mr. Baker terminates his employment for good reason, then, among other things, the equity or equity-based awards then held by the executive which have not fully vested as of the date of termination (including any awards under the Company’s long-term incentive plan other than the sign-on equity grant) shall continue to remain outstanding subject to future vesting in accordance with the award’s time, performance or other applicable conditions to vesting.

Under the agreement, Mr. Baker is subject to certain restrictive covenants, including, among other things, non-solicitation and non-competition restrictions for a period of twelve months after termination of Mr. Baker’s employment and confidentiality obligations.

The employment agreement is governed by and will be construed in accordance with the law of England and Wales.

20

Indemnification Agreements

The Company has entered into indemnification agreements with all of its directors and executive officers pursuant to which such individuals are indemnified by the Company to the fullest extent permitted under Delaware law.

Summary Compensation Table

The following table sets forth information concerning compensation awarded to, earned by or paid to our named executive officers for the years specified.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Nonequity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
A. Lorne Weil	2021	671,951	—	7,049,350	—	900,000	125,540	8,746,841
Executive Chairman	2020	629,284	—	784,167	—	727,016	100,244	2,240,711
Brooks H. Pierce	2021	456,639	—	1,680,280	—	500,000	108,254	2,745,173
President and COO	2020	432,934	—	1,474,112	—	403,898	97,434	2,408,378
Stewart F.B. Baker	2021	295,768	—	1,394,652	—	347,403	52,225	2,090,048
Executive VP and CFO

(1)	The base salaries shown for the named executive officers reflect temporary reductions to their regular base salary rates in connection with the Company’s COVID-19 mitigation measures which were in effect for approximately eight months during 2020 and for five months during 2021. Mr. Baker, who was not a named executive officer for 2020 (and, accordingly, his compensation is shown only for 2021), was paid in British pounds, which have been converted into U.S. dollars based on the average exchange rate during the year, which was 1.376, except that, in the case of his STIP bonus, the rate at the end of the year was used (1.3477).

(2)	The stock awards for 2021 consist of (i) formula awards of time-based RSUs and performance-based RSUs to each of the named executive officers, (ii) special awards of 750,000 RSUs to Mr. Weil in connection with his new employment agreement (a mix of time-based RSUs, performance-based RSUs and stock price based RSUs), and (iii) special awards of 75,000 time-based RSUs to each of Mr. Pierce and Mr. Baker in connection with their employment agreements. The values shown reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For the time-based RSUs and performance-based RSUs, the values were determined by multiplying the number of shares subject to the awards by the closing price of the common stock on the grant date and, with respect to the performance-based RSUs (as to which the number of RSUs eligible to vest depends on the performance level attained), the amount reflects the Company’s assessment at the time of grant as to the probable outcome of the performance condition which was determined to be 100% of the target amount, the maximum level of performance. In the case of the stock price based RSUs, the fair value was determined using the Monte Carlo simulation method. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

21

(3)	The nonequity incentive compensation awards shown reflect amounts awarded under the Company’s STIP bonus program. The payout level approved was 100% of the named executive officer’s target bonus for 2021 and approximately 80.8% for fiscal 2020, based on the attainment of performance targets for the applicable year.

(4)	The amounts shown under “All Other Compensation” for 2021 include the following: (i) Mr. Weil, $11,600 in matching contributions allocated to a defined contribution plan, $74,037 for term life insurance coverage and $39,903 relating to health insurance costs; (ii) Mr. Pierce, $11,600 in matching contributions allocated to a defined contribution plan, $3,066 as a supplement covering the cost of his life insurance premiums for coverage under a group policy, $27,672 relating to health insurance costs and tax equalization in the estimated amount of $65,916 (primarily associated with historical grants of RSUs that vested during 2021); and (iii) Mr. Baker, $19,137 as a car allowance, $31,027 in contributions to a defined contribution plan, $1,522 for health insurance premiums and $540 for life insurance premiums for coverage under a group policy. With respect to the health insurance costs specified above for Messrs. Weil and Pierce, the amounts reflect the incremental cost to the Company of providing health insurance coverage to these executives in comparison to the amounts that would have been incurred for coverage that’s available generally to salaried employees under the Company’s group health plan.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards made to our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards (1)(2)(3)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
A. Lorne Weil	—	—	—	—	—	288,278	3,736,083	420,000	5,443,200
Brooks H. Pierce	—	—	—	—	—	320,238	4,150,284	50,000	648,000
Stewart F.B. Baker	—	—	—	—	—	137,856	1,786,614	—	—

(1)	Consists of the following awards:

(i)	RSUs granted on February 17, 2020 to Mr. Pierce in connection with his employment agreement in the amount of (i) 100,000 RSUs as to which three-quarters of the award is scheduled to vest on December 31, 2022 and one-quarter on December 31, 2023; and (ii) 100,000 performance-based RSUs which are conditioned on attainment of pre-established performance criteria for the years 2020 through 2023 and subject to a time-based vesting schedule, such that the earliest vesting date is December 31, 2022. The performance criteria applicable to the first tranche of the performance RSUs (25,000 RSUs based on 2020 Adjusted EBITDA) was met at a level equal to approximately 80.8% of the target award (20,195 RSUs) and the performance criteria applicable to the second tranche of the performance RSUs (25,000 RSUs based on 2021 Adjusted EBITDA) was met at the target level.

(ii)	RSUs granted on August 31, 2020 to Messrs. Weil, Pierce and Baker for 2020 in the original amounts of 121,555, 81,037 and 48,277, respectively, as to which one-quarter vested on each of June 30, 2021 and December 31, 2021 and the remainder is scheduled to vest on December 31, 2022.

22

(iii)

RSUs granted on May 11, 2021 to Mr. Weil in connection with his employment agreement in the aggregate original amount of 750,000 RSUs, which were modified on June 21, 2021. The awards were initially comprised of (1) 250,000 time-based RSUs (85,000 scheduled to vest on December 31, 2022, 80,000 on December 31, 2023 and 85,000 on December 31, 2024), (2) 250,000 performance-based RSUs (vesting in four installments of 62,500 RSUs conditioned on attainment of pre-established performance criteria for the years 2021 through 2024) and (3) 250,000 stock price based RSUs (80,000 at $6.25; 85,000 at $8.25 and 85,000 at $15.00). The stock price criteria were met with respect to the first two tranches of the stock price based RSUs (an aggregate of 165,000 RSUs). As part of the modification, an aggregate of 147,500 of the RSUs (the first tranche of the time-based RSUs and the first tranche of the performance-based RSUs) were restructured into stock price based RSUs that require the attainment of stock price targets (50,000 at $15.00, 50,000 at $17.50 and 47,500 at $20.00).

(iv)	RSUs granted on June 9, 2021 to Messrs. Weil, Pierce and Baker for 2021 in the original amounts of 37,500, 35,714 and 23,230, respectively, as to which one-third vested on December 31, 2021 and one-third is scheduled to vest on each of December 31, 2022 and December 31, 2023.

(v)	RSUs granted as performance-based RSUs on June 9, 2021 to Messrs. Weil, Pierce and Baker for 2021 in the target amounts of 37,500, 35,714 and 23,230, respectively, as to which vesting was conditioned on attainment of pre-established performance criteria for 2021. The performance criteria applicable to the RSUs was met at the target level. The awards remain subject to a time-based vesting schedule (i.e., vesting in one installment on December 31, 2023).

(vi)	RSUs granted on July 21, 2021 to Mr. Pierce in connection with an extension of his employment agreement in the amount of 75,000 time-based RSUs. The RSUs are scheduled to vest on December 31, 2024.

(vii)	RSUs granted on August 4, 2021 to Mr. Baker in connection with his new employment agreement in the amount of 75,000 time-based RSUs. The RSUs are scheduled to vest on December 31, 2024.

(2)	The values shown were calculated by multiplying the number of shares subject to the awards by the closing price of the Company’s common stock on December 31, 2021 ($12.96).

(3)	In addition to these awards, as of December 31, 2021, the named executive officers held the following vested (but unsettled RSUs): Mr. Weil, 1,091,272 RSUs; Mr. Pierce, 100,000 RSUs; and Mr. Baker, 50,000 RSUs. These RSUs are subject to settlement deferral during the employment of the award recipient.

Director Compensation

The Company’s non-employee director compensation program was as follows in 2021:

	Annual Cash Retainer	Annual RSU Award
Board Members	$50,000	$50,000
Lead Independent Director Additional Retainer and Equity	$5,000	$5,000
Committee Chair Additional Retainer and Equity	$5,000	$5,000

With respect to the annual awards of RSUs for 2021, the number of RSUs granted was determined by dividing the award value (as shown in the table) by the closing price of the Company’s stock on the grant date (the first business day of the year). The RSUs vest in four equal installments, one-quarter on the date of grant and the remaining three quarters on the first day of each calendar quarter (i.e., April 1, July 1 and October 1). Historically, RSUs granted under the program for non-employee directors are not settled until a director leaves the Board. Pursuant to modifications to the program, as discussed below, commencing with awards granted in 2022, directors may elect whether or not they wish to defer settlement of vested RSUs.

23

The compensation paid to individuals who served as non-employee directors is shown below for 2021:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Chambrello	44,792	49,996	—	—	—	94,788
Ira H. Raphaelson	53,750	59,995	—	—	—	113,745
Desirée G. Rogers	44,792	49,996	—	—	—	94,788
Steven M. Saferin	49,271	54,998	—	—	—	104,269
John M. Vandemore	49,271	54,998	—	—	—	104,269
Katja Tautscher	38,876	42,323	—	—	—	81,199

(1)

The cash retainers shown above reflect temporary reductions in connection with the Company’s COVID-19 mitigation measures which were in effect for five months during 2021. Ms. Tautscher joined the Board on February 26, 2021; accordingly, the amounts shown for her reflect her partial period of service.

(2)	Represents annual grants of RSUs. The grant date fair value was computed in accordance with FASB ASC Topic 718, by multiplying the number of shares subject to the award by the closing price of the common stock on the grant date. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Changes to Director Compensation (effective January 1, 2022)

At a meeting in August 2021, the Compensation Committee reviewed a proposal to increase director compensation. The Compensation Committee’s independent compensation consultant, FW Cook, informed the Compensation Committee that the total compensation paid by the Company per director was at the 15th percentile of our peer group and approximately $75,000 below the median. The Board had deferred taking action on its own compensation during the past three years in light of economic challenges such as the U.K government reduction in stakes on fixed odds betting terminals and the effects of COVID-19. The Board also considered the 2020-2021 NASD Board Compensation Report reflecting a $25,000 Board pay gap to the median. In approving changes to the Board’s compensation (new rates are shown below), the Board took into account, among other things, the analysis provided by FW Cook, the performance of the Company and its stock price, and the significant increase in the size and complexity of the Company’s operations since 2019, when the Company completed the Novomatic transaction. In addition, as part of the changes in the director compensation program, the Board also approved allowing directors to elect whether or not to defer settlement of their RSU awards (previously, deferral was mandatory). The cash retainer and RSU Awards for the Lead Independent Director and Committee Chairs were increased by the Board on a motion by the Executive Chairman.

Director compensation (Jan 1, 2022):

	Annual Cash Retainer	Annual RSU Award
Board Members	$50,000	$100,000
Lead Independent Director Additional Retainer and Equity	$10,000	$10,000
Committee Chair Additional Retainer and Equity	$10,000	$10,000

As of December 31, 2021, the aggregate stock awards, consisting of RSUs, held by our non-employee directors were as follows:

Name	Total Number of RSUs (1)
Michael R. Chambrello	22,555
Ira H. Raphaelson	42,716
Desirée G. Rogers	27,624
Steven M. Saferin	30,196
John M. Vandemore	39,157
Katja Tautscher	5,130

(1)	All outstanding RSUs held by the directors were vested as of fiscal year-end.

24

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2021, we had the following equity compensation plans, under which the indicated number of securities were issuable upon the exercise of outstanding awards, and the indicated number of securities remained available for future issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	3,622,904	(1)	1,958,536

Equity compensation plans not approved by security holders	—	—	—

(1)	Outstanding awards of stock rights consist of RSUs, which have no exercise price.

(2)	Equity compensation plans approved by security holders consist of the 2016 Long-Term Incentive Plan, the Second Long-Term Incentive Plan, the 2018 Omnibus Incentive Plan, the 2021 Omnibus Incentive Plan and the Employee Stock Purchase Plan. The number of shares remaining available for issuance was as follows as of December 31, 2021: 3,622,904 shares under the 2021 Omnibus Incentive Plan (which includes shares rolled over from the 2018 Omnibus Incentive Plan) and 467,751 under the Employee Stock Purchase Plan.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known as of April 1, 2022, the Record Date, regarding the beneficial ownership of our common stock by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock; and

●	each of our directors and named executive officers (named in our summary compensation table), as well as a group total for all of our current directors and executive officers (including those not named in our summary compensation table).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options, warrants or RSUs that are currently exercisable or convertible or exercisable or convertible within 60 days of the date as of which information is provided.

The beneficial ownership of our common stock is based on 26,884,782 shares of common stock outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In addition, unless otherwise indicated, the address for each person named below is c/o Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, NY 10107.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class
MIHI LLC	3,023,750	(2)	11.25%
683 Capital Management, LLC	2,030,770	(3)	7.55%
DG Capital Management, LLC	1,727,008	(4)	6.42%
Ophir Global Opportunities Fund	1,714,571	(5)	6.38%
Cannell Capital LLC	1,350,312	(6)	5.02%
A. Lorne Weil	2,664,298	(7)	9.52%
Michael R. Chambrello	26,632	(8)	*
Ira H. Raphaelson	47,142	(9)	*
Desiree G. Rogers	31,147	(10)	*
Steven M. Saferin	35,160	(11)	*
Katja Tautscher	8,943	(12)	*
John M. Vandemore	44,351	(13)	*
Brooks H. Pierce	192,390	(14)	*
Stewart F.B. Baker	123,935	(15)	*
All current directors and executive officers as a group (11 persons)	3,496,002	(16)	12.27%

*	Less than 1 percent

(1)	Derivative securities such as options, warrants and RSUs that are exercisable or convertible into shares of common stock within 60 days of the date as of which information is provided in this table are deemed to be beneficially owned and outstanding for purposes of computing the ownership of the person holding such securities but are not deemed to be outstanding for purposes of computing the ownership of any other person.

26

(2)	According to a Schedule 13G filed on January 3, 2017, Macquarie Group Limited is the ultimate indirect parent of MIHI LLC and may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held by MIHI LLC. The business address listed in the 13G for Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia, and the business address listed for MIHI LLC is 125 West 55th Street, New York, NY 10019.

(3)	According to a Schedule 13G/A filed on February 14, 2022, 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman, the Managing Member of 683 Capital Management, LLC, have shared voting dispositive power with respect to the shares. The business address listed for such persons in the 13G/A is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(4)	According to a Schedule 13G/A filed on February 11, 2022, DG Capital Management, LLC and Dov Gertzulin, the Managing Member of DG Capital Management, LLC, have shared voting and dispositive power with respect to 1,727,008 shares and DG Value Partners II Master Fund, LP has shared voting and dispositive power with respect to 1,501,868 shares. The business address listed for such persons in the 13G/A is 460 Park Avenue, 22nd Floor, New York, NY 10022.

(5)	According to a Schedule 13G filed on February 14, 2022, Ophir Global Opportunities Fund has sole voting and dispositive power with respect to the shares. The business address listed in the 13G is Level 26, Governor Philip Tower, One Farrer Place, Sydney, NSW 2000.

(6)	According to a Schedule 13G/A filed on February 11, 2022, Cannell Capital LLC and J. Carlo Cannell, the Managing Member of Cannell Capital LLC, have shared voting and dispositive power with respect to the shares. The business address listed for such persons in the 13G is 245 Meriwether Circle, Alta, WY 83414.

(7)	Includes 1,091,272 shares subject to vested RSUs held by Mr. Weil. Also includes 896,179 shares held by Hydra Industries Sponsor LLC (the “Hydra Sponsor”) as to which Mr. Weil has sole voting and dispositive power and may be deemed to beneficially own such shares. Mr. Weil is the managing member of the Hydra Sponsor, whose membership interests are owned by Mr. Weil and Mr. Weil’s children or trusts for their benefit.

(8)	Includes 22,555 shares subject to vested RSUs.

(9)	Includes 42,716 shares subject to vested RSUs.

(10)	Reflects vested RSUs.

(11)	Includes 34,360 shares subject to vested RSUs.

(12)	Reflects vested RSUs.

(13)	Includes 43,351 shares subject to vested RSUs.

(14)	Includes 100,000 shares subject to vested RSUs.

(15)	Includes 50,000 shares subject to vested RSUs.

(16)	Includes an aggregate of 1,599,634 shares subject to RSUs that are vested or scheduled to vest within 60 days.

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2021, we completed a refinancing of our prior credit facilities, issuing £235.0 million aggregate principal amount of 7.875% senior secured notes due 2026 (the “Senior Secured Notes”) and entered into a revolving credit facility agreement pursuant to which the lending parties agreed to provide, subject to certain conditions, a secured revolving facility loan in an original principal amount of £20 million (see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021). Macquarie Capital (Europe) Limited was an initial purchaser of the Senior Secured Notes and Macquarie Corporate Holdings Pty Limited (UK) Branch) was an arranger and lending party under the revolving credit facility. These entities are affiliates of MIHI LLC, which beneficially owns in excess of 10% of our outstanding common stock. The fees paid to these entities in connection with the refinancing were £387,750 in underwriting fees and £40,000 in arranger fees. MIHI LLC was a co-sponsor of our initial public offering, and is a party to a stockholders agreement with us, the Hydra Sponsor and certain other parties dated December 23, 2016 under which it and the Hydra Sponsor are permitted to jointly designate two directors to the Board. Macquarie UK was also a lending party with respect to our prior credit facilities.

In May 2021, HG Vora Special Opportunities Master Fund Ltd (previously a significant stockholder of the Company until October 2021) was one of the purchasers of our Senior Secured Notes, acquiring an aggregate amount of approximately $55 million for which interest is paid in the ordinary course.

During 2021, we incurred approximately $167,000 in offering expenses for which we were reimbursed in connection with an underwritten public offering of shares by The Landgame Trust, which held approximately 25% of our outstanding common stock at the time of the offering. The offering closed on June 1, 2021. The stockholder sold an aggregate of 6,217,628 shares in the offering (including 810,995 shares subject to an over-allotment option that was exercised in full) at an offering price of $9.25 per share, less underwriting discounts and commissions of $0.4625 per share. One of the participating underwriters in the offering was Macquarie Capital (USA) Inc., an affiliate of MIHI LLC (see above), pursuant to which it purchased 870,468 of the shares including 113,539 shares subject to the over-allotment option.

Nicholas Weil, the son of A. Lorne Weil, our Executive Chairman, serves as Head of Business Development, U.S. Lotteries, for our subsidiary Inspired Gaming (USA) Inc. For 2021, Nicholas Weil was paid a base salary of approximately $135,000 (reflecting COVID-19 related reductions from his regular salary which was increased from a rate of $127,500 to $150,000 on June 1, 2021) and he was awarded a bonus under the Company’s STIP in the amount of $30,000. He received 4,553 RSUs under the Company’s equity award program for 2021.

On December 31, 2021, the Company entered into a consultancy agreement with Richard Weil, the brother of A. Lorne Weil, our Executive Chairman, under which he received a success fee in the amount of $130,000 for services he provided in connection with our acquisition of Sportech Lotteries, LLC. Under the agreement, he will provide consulting services relating to the lottery in the Dominican Republic for a period of twelve months at a rate of $10,000 per month.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Compensation Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

28

PROPOSALS TO BE VOTED ON:

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Director Nominees

The Board proposes the election of the following seven individuals to serve on the Board until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified: A. Lorne Weil, Michael R. Chambrello, Ira H. Raphaelson, Desiree G. Rogers, Steven M. Saferin, Katja Tautscher and John M. Vandemore. Each of these individuals currently serves on the Company’s seven-member Board.

In accordance with the designation rights under a stockholders agreement dated December 23, 2016 by and among the Company, the sponsors of the Company’s initial public offering and certain other parties, Mr. Weil is the designee of the Hydra Sponsor; and the joint designees of the Macquarie Sponsor and Hydra Sponsor are Messrs. Chambrello and Raphaelson. Previously, Landgame S.à.r.l, a former stockholder of the Company, had designation rights under the stockholders agreement and Mr. Vandemore was one of its designees.

Brief descriptions of each nominee’s background and a statement as to why the Board considers such nominee to be qualified and recommends such nominee for election are set forth above under the heading “Directors, Executive Officers and Corporate Governance.” Each nominee has advised us that he or she is willing to be named as a director nominee and to serve as a director if elected.

Vote Required for Approval

Assuming there is a quorum, the directors will be elected by a plurality of the votes cast.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES TO SERVE ON THE BOARD UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee charter provides that the Audit Committee is responsible for appointing the Company’s independent auditor. The Audit Committee has appointed Marcum LLP to serve as the Company’s independent auditor for our fiscal year ending December 31, 2022 and recommends that the Company’s stockholders ratify the appointment.

We expect representatives of Marcum LLP to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of Marcum LLP, but may determine that continued retention is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines a change would be in our Company’s and our stockholders’ best interests.

29

Fees Paid to Independent Registered Public Accounting Firm

Marcum LLP audited our financial statements for the fiscal years ended December 31, 2021 and December 31, 2020. The aggregate fees billed to us for services provided by Marcum LLP are as follows:

	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Audit fees (1)	$1,215,000	$685,000
Audit-related fees (2)	—	—
Tax and other fees (3)	—	—
Total (4)	$1,215,000	$685,000

(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements presented in our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the year ended December 31, 2020, and our Annual Report on Form 10-K/A for the year ended December 31, 2019; (ii) reviews of our interim quarterly consolidated financial statements; and (iii) comfort letters, consents and other items related to Securities and Exchange Commission matters.

(2)	No audit-related fees were paid.

(3)	No tax-related fees or other fees were paid.

(4)	The final fee for the audit and audit-related services of Marcum LLP rendered during 2021 is currently under discussion.

Pre-Approval Policy

Our Audit Committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof.

Vote Required for Approval

Assuming there is a quorum, this proposal will be approved if the majority of the votes cast in respect of such proposal by the stockholders present in person or represented by proxy are “for” votes.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented by them on such matters according to their best judgment.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 14, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Company Secretary.

30

Our bylaws also provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. In addition to other applicable requirements, stockholders wishing to nominate a candidate for director or to propose other business at the 2023 annual meeting of stockholders must ensure written notice is received by our Secretary at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders (between January 10, 2023 and February 9, 2023). However, if the date of the 2023 annual meeting of stockholders is advanced more than 45 days prior to, or delayed by more than 45 days after, the anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting of stockholders or later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this section. The notice must include all of the information required by the Company’s Bylaws.

To be in proper written form, a stockholder’s notice to the Company Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend our bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder of record and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (d) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (e) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (f) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

31

To be in proper written form, a stockholder’s notice to the Company Secretary to nominate directors must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

In addition to the requirements described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the foregoing matters. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2023.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you prefer to receive multiple sets of our proxy materials at the same address this year or in future years; or, if you share an address with another stockholder and would like to receive only a single set of our proxy materials, please request a change in your delivery preferences as follows:

●	If you are a record holder, you should contact us at our offices at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attn: Company Secretary; or

●	If you are a beneficial owner, you should contact the bank, broker or other nominee that holds the shares.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be accessed over the Internet free of charge at the SEC’s website at www.sec.gov or at our website at www.inseinc.com. Our website also contains our Code of Ethics and our Board committee charters.

If you have questions about the Proxy Statement or require assistance voting your shares, please contact us by telephone or in writing:

Corporate Secretary

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Tel: (646) 565-3861

32

FORM OF PROXY CARD (WHITE)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week

INSPIRED ENTERTAINMENT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 9, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
www.cstproxy.com/inseinc/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

INSPIRED ENTERTAINMENT, INC.

Please mark your votes like this **X**

The Board of Directors Unanimously Recommends a Vote "FOR ALL" the Seven Director Nominees.

(1) A. Lorne Weil
(2) Michael R. Chambrello
(3) Ira H. Raphaelson
(4) Desirée G. Rogers
(5) Steven M. Saferin
(6) Katja Tautscher
(7) John M. Vandemore

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark For All Except, and write the number(s) of the withheld nominee(s) on the line below.

____

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**__________, **2022**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held at 10:00 A.M., Eastern Time, on Tuesday, May 10, 2022:

The 2022 Proxy Statement and 2021 Annual Report are available at: www.inseinc.com

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSPIRED ENTERTAINMENT, INC.

The undersigned hereby appoints each of A. Lorne Weil and Daniel B. Silvers, acting singly, each with the power of substitution and revocation, to attend virtually and to represent the undersigned at the Annual Meeting of Stockholders of Inspired Entertainment, Inc., a Delaware corporation (the "Company"), to be held virtually online via a live webcast on Tuesday, May 10, 2022 at 10:00 A.M. Eastern Time, accessible by visiting **www.cstproxy.com/inseinc/2022** and at any adjournment or postponement thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting, in accordance with the instructions set forth on this proxy.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, AND IN FAVOR OF PROPOSAL 2.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD AS PROMPTLY AS POSSIBLE.

(Continued and to be marked, dated and signed, on the other side)